EXHIBIT 99.(a)(1)(H)
Dear Option Holder:
REMINDER – EXPIRATION DATE OF OFFER TO AMEND OPTIONS APPROACHING
Whether you accept the Offer to Amend Options or not, you need to make your election, sign the Election Form and deliver the Election Form to Paula Novara such that it is received NO LATER THAN 5:00 P.M. EASTERN TIME ON May 31, 2006.
If you have any questions, please do not hesitate to contact Paula Novara at Gladstone Management via e-mail at paula.novara@gladstonemanagement.com or by telephone at (703) 287-5885.